Exhibit 99.1

The Beachbody Company, Inc. Announces Fourth Quarter and Full Year 2021

Financial Results and Strategic Realignment Initiatives

Fourth Quarter Results Exceed Guidance and Reflect Strong Execution

Solid Two-Year Growth in Total Digital and Nutritional Subscriptions +42%, Average Digital Retention

+90BPS, Total Streams +21%, Reflecting Positive Secular Trends

Announces Strategy to Accelerate Path to Profitability, Reduce Cash Use from Operations by

Approximately $110 Million, and Strengthen Competitive Position

El Segundo, Calif. (March 1, 2022) – The Beachbody Company, Inc. (NYSE: BODY) (“Beachbody” or the “Company”), a leading subscription health and wellness company, today announced financial results for its fourth quarter and full year ended December 31, 2021.

“Our performance in the fourth quarter reflects disciplined execution against the plan we laid out in November to prioritize the highest return marketing opportunities, which in conjunction with a strong portfolio of new product offerings, enabled us to exceed our previous guidance,” said Carl Daikeler, Beachbody’s Co-Founder, Chairman, and Chief Executive Officer. “Our content-driven model, powerful flywheel of fitness combined with nutrition and unique coach network, provides an incredibly strong foundation unlike any other in the industry. We are capitalizing on the strengths we’ve built to adjust our business back to the profitable playbook that has served us well for more than two decades: narrowing our focus to the strongest elements of our business, investing in the highest return, lowest risk opportunities, and maintaining an unwavering commitment to disciplined cost management and capital efficiency. We believe these efforts best position us to deliver positive earnings and cash flow in 2023.”

Fourth Quarter 2021 Results

•	Total revenue was $216.3 million, a 4% decrease compared to 2020 and a 31% increase compared to 2019

•	Digital revenue was $81.9 million, a 14% decrease compared to 2020 and a 41% increase compared to 2019

•	Digital subscriptions were 2.54 million, a 3% decrease compared to 2020 and a 50% increase compared to 2019

•	96.5% month-over-month average digital retention, a 90-basis point increase compared to 2020 and a 90-basis point increase compared to 2019

•	30.8 million total streams, a 27% decrease compared to 2020, and a 21% increase compared to 2019

•	28.9% DAU/MAU, a 240-basis point decrease compared to 2020, and a 10-basis point decrease compared to 2019

•	Connected Fitness revenue was $36.8 million, compared to none in 2020, which preceded the Myx Fitness acquisition

•	Approximately 23,900 bikes sold in the fourth quarter, with a bikes-delivered to sales ratio of 124%

•	On a pre-merger basis, Connected Fitness revenue was $17.6 million in Q4 2020, with approximately 12,300 bikes sold and a bikes-delivered to sales ratio of 114% in the quarter

•	Nutrition and Other revenue was $97.6 million, a 25% decrease compared to 2020 and a 9% decrease compared to 2019

•	Nutritional subscriptions were 0.30 million, compared to 0.39 million in 2020 and 0.31 million in 2019

•	Net loss was $146.0 million, compared to a net loss of $16.9 million in 2020 and net income of $1.8 million in 2019

•	Adjusted EBITDA was ($26.6) million, compared to $16.5 million in 2020 and $19.2 million in 2019

•	We recorded goodwill and intangibles impairment charges of $94.9 million in the fourth quarter. These impairment charges are non-cash and excluded from net loss in our Adjusted EBITDA calculation

Full Year 2021 Results

•	Total revenue was $873.6 million, a 1% increase compared to 2020 and a 16% increase compared to 2019

•	Digital revenue was $365.4 million, a 9% increase compared to 2020 and a 46% increase compared to 2019

•	Connected Fitness revenue was $42.7 million, following the Myx Fitness acquisition in June 2021

•	Nutrition and Other revenue was $465.5 million, a 12% decrease compared to 2020 and an 8% decrease compared to 2019

•	Net loss was $228.4 million, compared to a net loss of $21.4 million in 2020 and net income of $32.3 million in 2019

•	Adjusted EBITDA was ($86.1) million, compared to $51.5 million in 2020 and $78.4 million in 2019

Key Operational and Business Metrics

	For the Three Months Ended December 31					For the Year Ended December 31

	2021	2020	Change v 2020	2019	Change v 2019	2021	2020	Change v 2020	2019	Change v 2019
Connected Fitness Units Sold (in thousands)	23.9	0.0	NM	0.0	NM	39.1	0.0	NM	0.0	NM
Connected Fitness Units Delivered (in thousands)	29.7	0.0	NM	0.0	NM	36.2	0.0	NM	0.0	NM
Bikes Delivered to Sales Ratio	124%					93%

Digital Subscriptions (in millions)	2.54	2.63	(3%)	1.69	50%	2.54	2.63	(3%)	1.69	50%
Nutritional Subscriptions (in millions)	0.30	0.39	(23%)	0.31	(3%)	0.30	0.39	(23%)	0.31	(3%)
Total Subscriptions	2.84	3.02	(6%)	2.00	42%	2.84	3.02	(6%)	2.00	42%

Average Digital Retention	96.5%	95.6%	90bps	95.6%	90bps	95.7%	95.5%	20bps	95.3%	40bps
Total Streams (in millions)	30.8	42.4	(27%)	25.4	21%	167.1	179.6	(7%)	103.8	61%
DAU/MAU	28.9%	31.3%	(240bps)	29.0%	(10bps)	31.4%	31.6%	(20bps)	29.2%	220bps

Connected Fitness	$36.8	$0.0	NM	$0.0	NM	$42.7	$0.0	NM	$0.0	NM
Digital	$81.9	$94.8	(14%)	$57.9	41%	$365.4	$334.8	9%	$250.8	46%
Nutrition & other	$97.6	$129.4	(25%)	$107.2	(9%)	$465.5	$528.8	(12%)	$505.0	(8%)
Revenue (in millions)	$216.3	$224.3	(4%)	$165.1	31%	$873.6	$863.6	1%	$755.8	16%
Net Income/(Loss) (in millions)	($146.0)	($16.9)	(764%)	$1.8	(8,211%)	($228.4)	($21.4)	(967%)	$32.3	(807%)
Adjusted EBITDA (in millions)	($26.6)	$16.5	(261%)	$19.2	(239%)	($86.1)	$51.5	(267%)	$78.4	(210%)

Strategy to Accelerate Path to Profitability and Enhance Competitive Position

The Company also announced today that it is moving swiftly to streamline its business model, accelerate its path to profitability and ensure it is positioned to deliver profits and cash flow in a variety of demand environments, and return to positive earnings and cash flow in 2023 through the following initiatives:

1.

Implementing a “One Brand” strategy: The Company will consolidate its streaming fitness and nutrition offerings into a single platform, Beachbody On Demand (BOD), and market its connected fitness bike under the Beachbody brand. This consolidation will increase the strength of BOD’s platform with the addition of Openfit products and talent to BOD’s already extensive on-demand library, enhance the Company’s value proposition to its customers and partners, and simplify its go-to-market strategy.

2.

Enhancing marketing ROI: Building on the performance in the fourth quarter, the Company will target historically high-return media and narrow its focus to pursue only performance marketing opportunities that are immediately profitable and accretive to cash flow. Additionally, the Company will further leverage its coach micro-influencer network, which continues to serve as a competitive advantage that consistently delivers the most profitable and productive subscribers.

3.

Improving lifecycle management: Leveraging its database of over 2.8 million subscriptions and insights from its data and analytics team, the Company has identified significant opportunities to increase lifetime value by reducing friction in the ecommerce purchasing funnel and maximizing the ROI on new content releases and nutritional supplements.

4.

Increasing capital efficiency: As a result of the “One Brand” strategy and post-merger technology integration efforts completed in 2021, the Company reduced headcount by approximately 10% in the first quarter of 2022. Additionally, in conjunction with AlixPartners, the Company is undertaking a thorough review of its organization to further streamline operations and reduce its expense profile to match various demand environments.

2022 Financial Outlook 1

As a result of the actions outlined above, during fiscal 2022, the Company expects to reduce its cash use from operating activities by approximately $110 million as compared to 2021 and meaningfully reduce its full year net loss and Adjusted EBITDA loss.

For the first quarter of 2022 the Company expects:

•	Total revenue of $170 million to $180 million

•	Adjusted EBITDA loss of $20 million to $25 million

1 Net loss guidance is not reasonably available due to changes in matters that we cannot forecast at this time.

Conference Call and Webcast Information

Beachbody will host a conference call at 5:00pm ET on Tuesday, March 1, 2022 to discuss its financial results. To participate in the live call, please dial (844) 200-6205 (U.S. & Canada), or (646) 904-5544 (all other locations) and provide the conference identification number: 653651. The conference call will also be available to interested parties through a live webcast at https://investors.thebeachbodycompany.com/.

A replay of the call will be available until March 8, 2022 by dialing (866) 813-9403 (U.S & Canada), or (929) 458-6194 (all other locations). The replay passcode is 665771.

After the conference call, a webcast replay will remain available on the investor relations section of the Company’s website for one year.

About The Beachbody Company, Inc.

Headquartered in Southern California, Beachbody is a worldwide leading digital fitness and nutrition subscription company with over two decades of creating innovative content and powerful brands. The Beachbody Company is the parent company of the Beachbody On Demand streaming platform (BOD), the live digital streaming platforms Beachbody On Demand Interactive (BODi) and Openfit, and the Beachbody Bike by MYX, the Company’s connected indoor bike. For more information, please visit TheBeachbodyCompany.com.

Safe Harbor Statement

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are statements other than statements of historical facts and statements in future tense. These statements include but are not limited to, statements regarding our future performance and our market opportunity, including expected financial results for the first quarter and full year, the potential impact of COVID-19 on the fitness and wellness industry in general as well as our business, our business strategy, our plans, and our objectives and future operations.

Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date hereof, and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors, including: our ability to effectively compete in the fitness and nutrition industries; our ability to successfully acquire and integrate new operations; our reliance on a few key products; market conditions and global and economic factors beyond our control; intense competition and competitive pressures from other companies worldwide in the industries in which we operate; and litigation and the ability to adequately protect our intellectual property rights. You can identify these statements by the use of terminology such as “believe”, “plans”, “expect”, “will”, “should,” “could”, “estimate”, “anticipate” or similar forward-looking terms. You should not rely on these forward-looking statements as they involve risks and uncertainties that may cause actual results to vary materially from the forward-looking statements. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the “Risk Factors” section of our Securities and Exchange Commission (SEC) filings, including those risks and uncertainties included in the Form 10-K filed with the SEC on March 1, 2022, which are available on the Investor Relations page of our website at https://investors.thebeachbodycompany.com and on the SEC website at www.sec.gov.

All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this press release or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward-looking statements.

The Beachbody Company, Inc.

Consolidated Balance Sheets

(in thousands, except par value and share data)

	As of December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$104,054	$56,827
Restricted cash	3,000	—
Inventory, net	132,730	65,354
Prepaid expenses	15,861	8,650
Other current assets	43,727	38,219

Total current assets	299,372	169,050
Property and equipment, net	113,098	80,169
Content assets, net	39,347	19,437
Goodwill and intangible assets, net	171,533	40,101
Right-of-use assets, net	6,613	33,272
Other assets	7,649	14,224

Total assets	$637,612	$356,253

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$48,379	$28,981
Accrued expenses	74,525	79,955
Deferred revenue	107,095	97,504
Current portion of lease liabilities	2,307	10,371
Other current liabilities	3,926	3,106

Total current liabilities	236,232	219,917
Long-term lease liabilities, net	4,823	31,252
Deferred tax liabilities	3,165	3,729
Other liabilities	8,007	2,097

Total liabilities	252,227	256,995

Commitments and contingencies (Note 14)
Stockholders’ equity:
Preferred stock, $0.0001 par value; 100,000,000 shares authorized, none issued and outstanding as of December 31, 2021 and 2020	—	—
Common stock, $0.0001 par value, 1,900,000,000 shares authorized (1,600,000,000 Class A, 200,000,000 Class X and 100,000,000 Class C)	—	—
Class A: 168,333,463 and 101,762,614 shares issued and outstanding at December 31, 2021 and 2020, respectively;	17	10
Class X: 141,250,310 shares issued and outstanding at December 31, 2021 and 2020, respectively;	14	14
Class C: no shares issued and outstanding at December 31, 2021 and 2020	—	—
Additional paid-in capital	610,418	96,097
Accumulated other comprehensive loss	(21)	(202)
Retained earnings (accumulated deficit)	(225,043)	3,339

Total stockholders’ equity	385,385	99,258

Total liabilities, mezzanine equity and stockholders’ equity	$637,612	$356,253

The Beachbody Company, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Revenue:
Digital	$81,865	$94,840	$365,412	$334,804
Connected fitness	36,801	—	42,738	—
Nutrition and other	97,600	129,443	465,495	528,778

Total revenue	216,266	224,283	873,645	863,582

Cost of revenue:
Digital	13,454	10,778	48,312	38,285
Connected fitness	56,626	—	67,043	—
Nutrition and other	48,628	59,768	213,307	211,422

Total cost of revenue	118,708	70,546	328,662	249,707

Gross profit	97,558	153,737	544,983	613,875
Operating expenses:
Selling and marketing	109,458	111,128	548,130	464,000
Enterprise technology and development	36,197	25,478	119,915	93,036
General and administrative	21,159	18,589	79,682	64,818
Restructuring gain	(320)	—	(320)	(1,677)
Impairment of goodwill and intangible assets	94,894	—	94,894	—

Total operating expenses	261,388	155,195	842,301	620,177

Operating loss	(163,830)	(1,458)	(297,318)	(6,302)
Other income (expense)
Change in fair value of warrant liabilities	15,065	—	50,729	—
Interest expense	(46)	(95)	(536)	(527)
Other income, net	49	111	3,204	666

Loss before income taxes	(148,762)	(1,442)	(243,921)	(6,163)
Income tax benefit (provision)	2,800	(15,430)	15,539	(15,269)

Net loss	($145,962)	($16,872)	($228,382)	($21,432)

Net loss per common share, basic	($0.48)	($0.07)	($0.83)	($0.09)

Net loss per common share, diluted	($0.48)	($0.07)	($0.83)	($0.09)

Weighted-average common shares outstanding, basic	305,750	243,013	275,359	239,540

Weighted-average common shares outstanding, diluted	305,750	243,013	275,359	239,540

The Beachbody Company, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Years Ended December 31,
	2021	2020
Cash flows from operating activities:
Net loss	($228,382)	($21,432)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Impairment of goodwill and intangible assets	94,894	—
Depreciation and amortization expense	59,597	44,257
Amortization of content assets	14,838	7,485
Provision for excess and obsolete inventory	17,488	2,759
Realized losses on hedging derivative financial instruments	550	92
Gain on investment in convertible instrument	(3,114)	(288)
Change in fair value of warrant liabilities	(50,729)	—
Gain on lease assignment	(6,500)	—
Equity-based compensation	16,413	5,398
Deferred income taxes	(15,862)	15,595
Other non-cash items	—	93
Changes in operating assets and liabilities:
Inventory	(74,257)	(27,754)
Content assets	(31,349)	(15,555)
Prepaid expenses	(6,761)	5,732
Other assets	(2,023)	(1,772)
Accounts payable	8,307	10,619
Accrued expenses	(11,273)	21,804
Deferred revenue	7,435	24,770
Other liabilities	(4,521)	(10,373)

Net cash provided by (used in) operating activities	(215,249)	61,430

Cash flows from investing activities:
Purchase of property and equipment	(77,911)	(37,933)
Investment in convertible instrument	(5,000)	(10,000)
Other investment	(5,000)	—
Cash paid for acquisition, net of cash acquired	(37,280)	1,247

Net cash used in investing activities	(125,191)	(46,686)

Cash flows from financing activities:
Proceeds from exercise of stock options	4,680	—
Remittance of taxes withheld from employee stock awards	(3,154)	—
Borrowings under Credit Facility	42,000	32,000
Repayments under Credit Facility	(42,000)	(32,000)
Business combination, net of issuance costs paid	389,125	—
Deferred financing costs	—	(240)
Holdings downstream merger	—	405

Net cash provided by financing activities	390,651	165

Effect of exchange rates on cash	16	354
Net increase in cash and cash equivalents	50,227	15,263
Cash, cash equivalents and restricted cash, beginning of year	56,827	41,564

Cash, cash equivalents and restricted cash, end of year	$107,054	$56,827

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$466	$206
Cash paid during the year for income taxes, net	$385	$333
Supplemental disclosure of noncash investing activities:
Property and equipment acquired but not yet paid for	$9,657	$5,614
Common shares issued in connection with acquisition	$162,558	$27,889
Supplemental disclosure of noncash financing activities:
Tax asset contribution	—	($135)
Deferred financing costs, accrued but not paid	—	$1,593

The Beachbody Company, Inc.

Adjusted EBITDA

In addition to our results determined in accordance with accounting principles generally accepted in the United States, or GAAP, we believe the following non-GAAP financial measure of Adjusted EBITDA is useful in evaluating our operating performance.

We define and calculate Adjusted EBITDA as net income (loss) adjusted for impairment of goodwill and intangible assets, depreciation and amortization, amortization of capitalized cloud computing implementation costs, amortization of content assets, interest expense, income taxes, equity-based compensation, net realizable value adjustment, transaction costs, restructuring gain, change in fair value of warrant liabilities, and other items that are not normal, recurring, operating expenses necessary to operate the Company’s business.

The presentation of this non-GAAP financial measure is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure. A reconciliation of our non-GAAP Adjusted EBITDA to GAAP net income (loss) can be found below:

(in thousands)	Three Months Ended December 31,		Years ended December 31,
	2021	2020	2021	2020
Net loss	($145,962)	($16,872)	($228,382)	($21,432)
Adjusted for:
Impairment of goodwill and intangible assets	94,894	—	94,894	—
Depreciation and amortization	19,040	12,376	59,597	44,257
Amortization of capitalized cloud computing implementation costs	168	186	672	186
Amortization of content assets	4,830	2,382	14,838	7,485
Interest expense	46	95	536	527
Income tax provision (benefit)	(2,800)	15,430	(15,539)	15,269
Equity- based compensation	5,574	2,229	16,413	5,398
Net realizable value adjustment	10,082	—	10,082	—
Transaction costs	209	855	3,028	1,467
Restructuring gain	(320)	—	(320)	(1,677)
Change in fair value of warrant liabilities	(15,065)	—	(50,729)	—
Other adjustment items (1)	2,619	—	11,701	—
Non-operating (2)	118	(151)	(2,899)	(20)

Adjusted EBITDA	($26,567)	$16,530	($86,108)	$51,460

(1)	Other adjustment items include incremental costs associated with COVID-19.
(2)	Non-operating primarily includes interest income and gain on investment on the Myx convertible instrument.

Source: The Beachbody Company, Inc.

Media

Madeleine O’Hagan

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Investor Relations

Edward Plank

eplank@beachbody.com